SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2019

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) By letter dated February 1, 2019, RSM US LLP (“RSM”) notified the Audit Committee of the Board of Directors (the “Audit Committee”) of USA Technologies, Inc. (the “Company”) of its resignation as the Company’s independent registered public accounting firm.

RSM’s previously issued report on the consolidated financial statements for the fiscal year ended June 30, 2017 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. As of February 1, 2019, RSM had not completed its audit procedures or issued any reports on the Company’s internal control over financial reporting and consolidated financial statements for the fiscal year ended June 30, 2018.

During the last two fiscal years of the Company, and the subsequent period through February 1, 2019, and except as stated in the letter from RSM to the Audit Committee, there were no disagreements with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of the disagreements in their reports.

RSM indicated in its letter to the Audit Committee that, based on the totality of the information, it had concluded in its professional judgment that it can no longer rely on management representations in connection with the audit of the Company’s 2017 internal control over financial reporting and consolidated financial statements. Additional details regarding the letter from RSM to the Audit Committee are described in Item 4.02(b) below.

The Chair of the Audit Committee and the Chair of the Board each discussed with RSM the reasons for its resignation, and RSM confirmed that its decision was based upon the reasons set forth in its letter to the Audit Committee. The Audit Committee is currently seeking a new independent registered public accounting firm and intends to engage such firm as soon as practicable. RSM has been authorized to respond fully to the inquiries of the successor independent registered accounting firm.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided RSM with a copy of the statements set forth in this Item 4.01 prior to the filing of this Form 8-K. The Company requested that RSM furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether RSM agrees with the  statements in this Item 4.01 as required by SEC rules. RSM has furnished the requested letter, and it is attached hereto as Exhibit 16.1.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On February 4, 2019, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Audit Committee and following discussions with management, determined that the following financial statements previously issued by the Company should no longer be relied upon: (1) the audited consolidated financial statements for the fiscal year ended June 30, 2017, and (2) the quarterly and year-to-date unaudited consolidated financial statements for September 30, 2017, December 31, 2017, and March 31, 2018. Similarly, related press releases, earnings releases, management’s report on the effectiveness of internal control over financial reporting as of June 30, 2017, and investor communications describing the Company’s financial statements for these periods should no longer be relied upon.

As previously announced, the Audit Committee has substantially completed its internal investigation which focused principally on certain customer transactions entered into by the Company during fiscal years 2017 and 2018. The determination of the Board to restate the above-referenced financial statements was based upon the adjustments to the previously reported revenues proposed by the Audit Committee and its advisers. As previously reported, on a net basis, the proposed aggregate reduction to previously reported revenues during the fiscal quarters in question is not expected to exceed $5.5 million. In most cases, revenues that had been recognized prematurely were, or are expected to be, recognized in subsequent quarters, including quarters subsequent to the quarters impacted by the investigative findings. The investigation further found that certain items that had been recorded as expenses, such as the payment of marketing or servicing fees, were more appropriately treated as contra-revenue items in earlier fiscal quarters.

The Company anticipates that it will file the restated financial statements for the affected fiscal periods as soon as practicable. The Company is also working diligently to complete and file the Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 as soon as practicable.

RSM had resigned as the Company’s independent registered public accounting firm prior to the determination of the Board regarding the restatement of the above-referenced financial statements, and the Audit Committee did not discuss with RSM the matters disclosed in this Item 4.02(a).

(b) As stated in Item 4.01 above, on February 1, 2019, RSM notified the Company that, based on the totality of the information, it had concluded in its professional judgment that it can no longer rely on management representations in connection with the audit of the Company’s 2017 internal control over financial reporting and consolidated financial statements. As such, RSM has recalled its previously issued audit report dated August 22, 2017 on the Company’s internal control over financial reporting and consolidated financial statements for the fiscal year ended June 30, 2017, and revoked its consents to incorporate such report by reference in any and all registration statements. RSM also indicated that reliance should not be placed on: (i) the Report of Independent Public Accounting Firm dated August 22, 2017 relating to the Company’s internal control over financial reporting and consolidated financial statements for the year ended June 30, 2017, and (ii) the completed interim reviews for the periods ended March 31, 2018.

The Chair of the Audit Committee and the Chair of the Board each discussed with RSM the matters disclosed pursuant to this Item 4.02(b).

(c) The Company provided RSM with a copy of the statements set forth in Item 4.02(b) of this Form 8-K prior to the filing of this Form 8-K with the SEC. The Company requested that RSM furnish the Company with a letter addressed to the SEC stating whether RSM agrees with the above statements as required by SEC rules. RSM has furnished the requested letter, and it is attached hereto as Exhibit 16.1.

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this document are forward-looking statements. When used in this document, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, potential impacts of RSM’s resignation; the ability to, as well as the ability to timely, engage a new independent registered public accounting firm; the ability to complete the restatement of the affected financial statements and address any material weaknesses; the timing of completion of necessary restatements, interim reviews and audits by the new independent registered public accounting firm; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the restatement of the affected financial statements and internal control matters; the costs and expenses relating to the Audit Committee’s internal investigation; the impact of the internal investigation on the Company, its management and operations; the risk of litigation or regulatory action arising from the internal investigation and its findings, from the failure to timely file the Annual Report on Form 10-K for the fiscal year ended June 30, 2018 (the “Annual Report”) or Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 (the “Quarterly Report”), from the resignation of the RSM, or from the restatement of the affected financial statements; the ability of the Company to regain and maintain compliance with Nasdaq’s continued listing requirements; the timing of the review by, and the conclusions of, the Company’s new independent auditor regarding the investigation and its impact on the financial statements; possible default by the Company under its credit facility; the ability of the Company to remediate any material weaknesses in internal control over financial reporting; potential reputational damage that the Company may suffer as a result of the matters under investigation, the resignation of RSM or the restatement of the affected financial statements; the impact of  the internal investigation, the resignation of RSM, and the restatement of the affected financial statements  on the value of the Company’s common and preferred stock; and the risk that the filing of the Annual Report or Quarterly Report or the restatement of the affected financial statements  will take longer than anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us speaks only as of the date of this report. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits

Exhibit 16.1	Letter dated February 6, 2019, from RSM US LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: February 6, 2019	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chief Executive Officer